Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 25, 2017 (except with regard to the statement of cash flows restatement as described in Note 2.4, as to which the date is October 12, 2017), in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-221547) and related Prospectus of Hudson Ltd. for the registration of its Class A common shares.

/s/Ernst &Young AG

Basel, Switzerland
January 19, 2018